EXHIBIT 24.2
COCA-COLA ENTERPRISES INC.
MEETING OF THE BOARD OF DIRECTORS
ATLANTA, GEORGIA
July 24, 2007

Resolutions approving filings of Forms S-8 and amendments to Forms S-8

RESOLVED, that the Board of Directors hereby authorizes up to 28,000,000 shares of the Company’s common stock to be made available with respect to the awards made under the 2007 Incentive Award Plan (the “Plan”) and that the distributions of such shares be made either from authorized but unissued shares or from shares held by the Company in its treasury; and

RESOLVED, that the Company be, and it hereby is, authorized to terminate the registration statements on Form S-8 and to deregister any securities that have not been issued in connection with the following plans and agreements:

•	Coca-Cola Enterprises Inc. 1986 Stock Option Award Plan and Director Stock Option Awards and Officer Stock Option Awards

•	Coca-Cola Enterprises Inc. 1991 Management Stock Option Plan

•	Coca-Cola Enterprises Inc. 1992 Restricted Stock Award Plan

•	Coca-Cola Enterprises Inc. 1992 Restricted Stock Award Plan (As Amended and Restated Effective as of February 7, 1994)

•	Coca-Cola Enterprises Inc. 1994 Stock Option Plan

•	Coca-Cola Enterprises Inc. 1995 Restricted Stock Award Plan

•	Coca-Cola Enterprises Inc. 1995 Stock Option Plan

•	1993 Amendment and Restatement of Deferred Compensation Agreement between Johnston Coca-Cola Bottling Group, Inc. and John R. Alm dated as of April 30, 1993

•	1993 Amendment and Restatement of Deferred Compensation Agreement between Johnston Coca-Cola Bottling Group, Inc. and Philip H. Sanford dated as of April 30, 1993

•	Amended and Restated Deferred Compensation Agreement between Johnston Coca-Cola Bottling Group, Inc. and Henry A. Schimberg dated December 16, 1991, as amended

•	Agreement dated as of December 18, 1990 by and between Coca-Cola Enterprises Inc. and Johnnetta B. Cole

•	Agreement dated as of April 9, 1992 by and between Coca-Cola Enterprises Inc. and L. Phillip Humann

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any of them, to act as attorney in fact for the Company for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement, thereto, or terminating any such prior registration statements, or any document deemed appropriate by any such officer in connection therewith; and

FURTHER RESOLVED, that John J. Culhane be, and he hereby is, designated and appointed as the agent for service of the company in all matters related to each such registration statement; and

FURTHER RESOLVED, that the Company may execute and deliver to the New York Stock Exchange, Inc. or any other appropriate exchange, any application, including any amendment or supplement thereto, for the listing of shares of the Company’s common stock that may be issued under the Plan, upon official notice of issuance, and may appoint a listing agent or listing agents to represent the Company for such purpose and to execute, in the name and on behalf of the Company, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to effect or maintain the registration or qualification (or exemption therefrom) of all or any part of the securities that may be issued under the Plan for offer or sale under the securities laws of any of the states or jurisdiction of the United States of America or under the applicable laws or regulations of any country or political subdivision thereof; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.